UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2007

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2007, Intel Corporation (“Intel”), STMicroelectronics NV (“STMicroelectronics”), and certain affiliates of Francisco Partners L.P. (“Francisco Partners” and collectively, the “Parties”) entered into a Master Agreement (the “Master Agreement”) to form a private, independent semiconductor company (“Numonyx”) that will design, develop and manufacture NOR and NAND flash memory products. On December 22, 2007, the Parties entered into a Letter Agreement (“Letter Agreement”) that extends the termination date under the Master Agreement from December 31, 2007 to March 28, 2008.

In addition, the Parties have re-negotiated the commitment letter with certain lenders which originally stated that the lenders would provide up to $1.55 billion in debt financing for Numonyx. The revised financing terms involve a senior loan of up to $650 million and a $100 million committed revolving credit facility to Numonyx. The financing terms will result in certain changes to the terms of the Master Agreement which are being negotiated by the Parties. The Parties currently plan to close the transactions contemplated by the Master Agreement in the first quarter of 2008.

The above description of the material terms of the Master Agreement and the Letter Agreement are qualified in their entireties by reference to the full text of each of the agreements.

This Form 8-K contains forward-looking statements regarding proposed transactions by Intel and other entities relating to or with Numonyx; Numonyx’s future operations; and future capital raising transactions by Numonyx. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements are risks arising from the possibility that the closing of the transaction may be delayed or may not occur; the ability to retain key employees and customer and supplier relationships; the potential for unexpected liabilities related to the disposition of the assets; changes in Intel’s and STMicroelectronics’s ability and commitment to contribute assets to Numonyx; and litigation or regulatory matters involving intellectual property, antitrust and other issues that could affect the closing of the transactions, the future operation of Numonyx and/or Intel’s or other entities’ dealings with Numonyx.

In addition, please refer to the documents that Intel files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. The filings by Intel identify and address other important factors that could affect its relationship with Numonyx and could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in Intel’s other filings. Intel is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit Number	Description
99.1	Letter Agreement dated December 22, 2007 extending termination date of the Master Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: December 26, 2007	Cary I. Klafter Corporate Secretary